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Exhibit 5.1

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178

                      July 26, 2002

The New York Times Company
229 West 43rd Street
New York, New York 10036

  Re:
  Registration Statement on Form S-3 relating
  to $300 million in Debt Securities

Ladies and Gentlemen:

        We have acted as counsel to The New York Times Company, a New York corporation (the "Company"), in connection with the $300,000,000 aggregate principal amount of the Company's unsecured debt securities (the "Debt Securities") to be registered pursuant to the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

        In connection herewith, we have examined the originals or copies of (i) the Registration Statement, (ii) the Indenture dated March 29, 1995 (the "Indenture") between the Company and JPMorgan Chase Bank (formerly known as Chemical Bank), as trustee (the "Trustee"), as supplemented by (x) the First Supplemental Indenture dated as of August 21, 1998 and (y) the Second Supplemental Indenture dated as of July 26, 2002 (the "Indenture Supplements"), pursuant to which the Debt Securities are to be issued from time to time, (iii) the Certificate of Incorporation and By-laws of the Company, as amended to date, and (iv) records of certain corporate proceedings of the Company relating to, among other things, the Debt Securities. In addition, we have made such other examinations of law and fact as we have deemed necessary in order to form a basis for the opinion hereinafter expressed.

        In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such documents.

        We have also assumed that (i) the definitive terms of any Debt Security offered pursuant to a prospectus supplement will have been established in accordance with the authorizing resolutions of the Board of Directors of the Company and applicable law; (ii) the Registration Statement, and any amendments thereto, will have become effective; (iii) a prospectus supplement will have been filed with the Commission describing the Debt Securities offered thereby; (iv) all Debt Securities will be issued in compliance with applicable federal and state securities laws; (v) each of the Indenture and the Indenture Supplements has been duly executed and delivered by the Trustee and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and (vi) the Debt Securities will have been duly created, executed, authenticated by the Trustee, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture as supplemented by the Indenture Supplements.

        Based upon and subject to the foregoing, we are of the opinion that the Debt Securities, when so issued and delivered, will constitute legal, valid and binding obligations of the Company and will be entitled to the benefits of the Indenture as supplemented by the Indenture Supplements (subject to applicable bankruptcy, insolvency, reorganization, receivership, arrangement, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

        We render the foregoing opinion as members of the Bar of the State of New York and express no opinion as to laws other than the laws of the State of New York and the federal laws of the United States of America.

        We hereby consent to the use of our name in the Registration Statement as the same appears under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

                      Very truly yours,
                      /s/ Morgan, Lewis & Bockius LLP

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  Exhibit 5.1